UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2012

FINISHING TOUCHES HOME GOODS INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-172440

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 City Square, Leeds, England, UK	LS1 2ES
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 0113 3663055

420 E.SHEA BOULEVARD SUITE 200 PHOENIX AZ 85028
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 14, 2012, Finishing Touches Home Goods, Inc. (the “Company”) disposed of 100% of the outstanding equity of its wholly-owned subsidiary, Finishing Touches Home Goods, Inc. (Canada), an Ontario corporation (“Finishing Touches Canada”), in consideration for $1.00 to a third party.

Finishing Touches Canada did not conduct any material operations for the Company prior to its disposition. The disposition followed a determination by management that it would be in the best interest of the Company to explore additional business opportunities .  The Company has had preliminary  confidential discussions with several businesses concerning possible opportunities.  However, there exist no agreements, arrangements or understandings as to any new opportunities or businesses as of the date of this Current Report.

Item 2.03 Creation Of a Direct Fnancial Obligation Or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 26, 2012, the Company issued a 16% unsecured demand promissory note in the principal amount of $200,000 to Bay Capital A.G (the “Note”).  The Note may be prepaid, in whole or in part, at any time without penalty.  The proceeds of the note constitute the sole source of capital for the Company’s working capital needs.  The Company anticipates from time to time Bay Capital may advance additional funds for the Company’s business and operations, including working capital needs and any prospective acquisitions.  Bay Capital has introduced, and may continue to introduce, the Company to new business opportunities from time to time.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.9	Agreement of Sale (Incorporated by Reference to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 19, 2012).
10.10	Promissory Note issued to Bay Capital A.G.*

*Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISHING TOUCHES HOME GOODS INC.

Date: August 29, 2012	By:	/s/ Mark Hunter
Mark Hunter
CEO, CFO, Secretary, Treasurer and Director